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                     [FIRST CHARTER CORPORATION LETTERHEAD]






                                                     For Additional Information,
                                                           Contact David E. Keul
                                                                  (704) 721-4482

FOR IMMEDIATE RELEASE
Concord, NC
October 21, 1998



                            FIRST CHARTER CORPORATION
                           ANNOUNCES STOCK REPURCHASE
                     IN CONNECTION WITH PENDING ACQUISITION

         The First Charter Corporation Board of Directors today approved the repurchase of up to 75,000 shares of First Charter Common Stock in open market transactions. The repurchase was approved in contemplation of the issuance of an equivalent number of shares of First Charter Common Stock in connection with the pending acquisition of an insurance agency by First Charter Insurance Services, Inc., a wholly-owned indirect subsidiary of First Charter Corporation. That acquisition is scheduled to be consummated on or about Friday, October 30, 1998.

         First Charter Common Stock is traded on the Nasdaq National Market under the symbol "FCTR". For information, contact: J.C. Bradford, Interstate/Johnson Lane, Legg Mason Wood Walker Inc., Morgan Stanley Dean Witter & Co., and Wheat First Union, Inc.